Exhibit 10.21
UNCONDITIONAL SECURED GUARANTY
          In consideration of SILICON VALLEY BANK’S (“Bank”) loans to Thomas Weisel Capital Management LLC, Thomas Weisel Venture Partners LLC, Thomas Weisel Healthcare Venture Partners LLC and Tailwind Capital Partners LLC (individually and collectively “Borrower”), under a Loan and Security Agreement dated as of the date hereof (the “Agreement”; capitalized terms used herein without definition have the meanings assigned to them in the Agreement), Thomas Weisel Partners Group LLC (“Guarantor”) unconditionally and irrevocably guarantees payment of all amounts Borrower owes Bank and Borrower’s performance of the Agreement and any other Loan Documents, as amended from time to time (collectively the “Agreements”), according to their terms.
     1. If an Event of Default exists, Guarantor will, upon Bank’s demand, immediately pay all amounts due (including, without limitation, all principal, interest, and fees) and satisfy all Borrower’s payment obligations under the Agreements.
     2. These obligations are independent of Borrower’s obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action). To the extent permitted by law, Guarantor waives benefit of any statute of limitations affecting its liability. Guarantor’s liability is not contingent on the genuineness or enforceability of the Agreements.
     3. To secure all of Guarantor’s obligations under this Guaranty, Guarantor grants to the Bank a security interest in the property described in Exhibit A (the “Collateral”). Guarantor has good title to the Collateral, free of all Liens, except for Permitted Liens, or Guarantor has Rights to each asset that is Collateral. “Rights”, as applied to the Collateral, means the Guarantor’s rights and interests in, and powers with respect to, the Collateral, whatever the nature of those rights, interests and powers. The security interest granted to Bank in the Collateral is a first priority security interest subject to Permitted Liens.
          “Permitted Liens” are:
               (i) Liens existing on the Closing Date securing obligations owed to General Electric Credit Corporation (“GECC”) and CIT Group/Equipment Financing, Inc. (“CIT”), to the extent that such Liens are against furniture, leasehold improvements and equipment financed by such lenders and general intangibles related to the foregoing and the proceeds of the foregoing and that the aggregate principal amount of the obligations secured by such Liens does not exceed $18,000,000; to the extent that the principal amount outstanding under the GECC and CIT facilities described in this clause (i) does not exceed $16,000,000, “Permitted Liens” includes purchase money Liens against furniture, leasehold improvements and equipment securing indebtedness to finance the acquisition of such furniture, leasehold improvements and equipment (A) to the extent that the principal amount of such indebtedness does not exceed $2,000,000, less the amount by which the aggregate principal amount of the GECC and CIT facilities exceeds $16,000,000, and (B) provided that Guarantor gives Bank written notice of the incurrence of such purchase money indebtedness;
               (ii) Liens existing on the Closing Date securing obligations owed to First Republic Bank under a syndicate receivable revolving line of credit to the extent that such Liens are against accounts associated with Guarantor’s participation as co-manager on underwritings and that the aggregate principal amount of the obligations secured by such Liens does not exceed $10,000,000;
               (iii) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Guarantor maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;
               (iv) Licenses or sublicenses granted in the ordinary course of Guarantor’s business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting a security interest thereunder;
               (v) Leases or subleases granted in the ordinary course of Guarantor’s business, including in connection with Guarantor’s leased premises or leased property;
               (vi) carriers’, warehousemen’s, materialmen’s and mechanics’ and other similar liens imposed by law arising in the ordinary course of business securing obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings for which adequate reserves are being maintained;
               (vii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation and other Liens to secure the performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements;
               (viii) any interest or title of a lessor under any lease entered into by Guarantor and covering only the assets so leased; and
               (ix) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (i) and (iii), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.
     4. As of the date hereof, Guarantor has no deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations. None of the Collateral are in the possession of any third party bailee, except as disclosed to Bank. If Guarantor, after the Closing Date, intends to store or otherwise deliver Collateral to such a bailee, then it will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. During the continuance of an Event of Default, Bank may place a “hold” on any deposit account pledged as Collateral. Guarantor authorizes Bank to file financing statements without notice to Guarantor, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s security interest in the Collateral; provided, however, that Bank shall provide Guarantor with copies of all such financing statements. Guarantor will keep the Collateral free and clear of liens, encumbrances and other security interests, except for Permitted Liens, and, as appropriate and applicable, will keep the Collateral in good condition and repair and will clean, shelter and otherwise care for the Collateral in all such ways as are considered good practice by owners of like property. Guarantor shall prepare and keep, in accordance with GAAP, complete and accurate records regarding the Collateral and, if and when requested, Guarantor will keep its business and the Collateral insured for risks and in amounts as Bank may reasonably require. Guarantor shall indemnify Bank against all losses, claims, demands and liabilities of any kind caused by the Collateral.
     5. Bank may, without notice to Guarantor and without affecting Guarantor’s obligations under this Guaranty, (a) renew, extend, or otherwise change the terms of the Agreements; (b) take security for the payment of this Guaranty or the Agreements; (c) exchange, enforce, waive and release any security; and (d) apply the security and direct its sale as Bank, in its discretion, chooses.
     6. Guarantor waives:
a)	Any right to require Bank to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability.

b)	Any defenses from disability or other defense of Borrower or from the cessation of Borrower’s liabilities.

c)	Any setoff, defense or counterclaim against Bank.

d)	Any defense from the absence, impairment or loss of any right of reimbursement or any other rights against Borrower. Until Borrower’s obligations to Bank have been paid (other than inchoate indemnity obligations), Guarantor has no right of subrogation or reimbursement or subrogation or other rights against Borrower.

e)	Any right to enforce any remedy that Bank has against Borrower.

f)	Any rights to participate in any security held by Bank.

g)	Any demands for performance, notices of nonperformance or of new or additional indebtedness. Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition. Unless Guarantor requests particular information, Bank has no duty to provide information to Guarantor.

h)	To the extent permitted by law, the benefits of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.
          Notwithstanding the foregoing, after Borrower’s obligations to Bank have been paid in full (other than inchoate indemnity obligations) and the Agreements have terminated or expired, (i) Guarantor shall have rights of subrogation, reimbursement and other rights against Borrower, and (ii) upon request, Bank, without making any representation or warranty other than title thereto, shall assign its rights under the Loan Documents against Borrower to Guarantor, to the extent of the amounts paid by Guarantor hereunder.
     7. Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by nonjudicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Bank’s election to pursue nonjudicial foreclosure. Without limiting the generality of the foregoing, Guarantor waives all benefits and defenses under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, to the extent they apply.
     8. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, or similar relief under the United States Bankruptcy Code, or if a petition is filed against Borrower and/or any obligation under the Agreements is terminated or rejected or any obligation of Borrower is modified or if Borrower’s obligations are avoided Guarantor’s liability will not be affected and its liability will continue. If Bank must return any payment because of the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other guarantor, this Guaranty will remain effective or be reinstated.
     9. Guarantor subordinates any indebtedness of Borrower it holds to Bank; and Guarantor will collect, enforce and receive payments as Bank’s trustee and will pay Bank those payments without reducing or affecting its liability under this Guaranty.
     10. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:
               (i) Declare all Obligations immediately due and payable;
               (ii) Settle or adjust disputes and claims directly with account debtors under the Accounts for amounts, on terms and in any order that Bank considers advisable; notify any Person owing Guarantor money of Bank’s security interest in the funds and verify the amount of the Account. Guarantor must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;
               (iii) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Guarantor will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Guarantor grants Bank a license to enter and occupy any of its premises (subject to the rights of any landlord), without charge, to exercise any of Bank’s rights or remedies;
               (iv) Apply to the Obligations any (a) balances and deposits of Guarantor it holds, or (b) any amount held by Bank owing to or for the credit or the account of Guarantor;
               (v) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and
               (vi) Dispose of the Collateral according to the Code.
     11. Effective only when an Event of Default exists, Guarantor irrevocably appoints Bank as its lawful attorney to: (i) endorse Guarantor’s name on any checks or other forms of payment or security; (ii) sign Guarantor’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Guarantor’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Guarantor’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Guarantor’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed.
     12. If Guarantor fails to pay premiums on insurance policies required hereunder, Bank may make all or part of the payment after notice to Guarantor. Any amounts paid by Bank under this section are Bank Expenses and are due and payable within five (5) Business Days of Bank’s demand, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
     13. If Bank complies with reasonable banking practices and Section 9207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Except as provided above, Guarantor bears all risk of loss, damage or destruction of the Collateral.

     14. Bank’s rights and remedies under this Guaranty and the other Loan Documents, and all other agreements relating hereto are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.
     15. Except as otherwise specifically provided herein, Guarantor waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Guarantor is liable.
     16. Guarantor will pay Bank’s reasonable attorneys’ fees and other reasonable costs and expenses incurred enforcing this Guaranty. This Guaranty may not be waived, revoked or amended without Bank’s and Guarantor’s prior written consent. If any provision of this Guaranty is unenforceable, all other provisions remain effective. This Guaranty is the entire agreement among the parties about this guaranty. No prior dealings, no usage of trade, and no parol or extrinsic evidence may supplement or vary this Guaranty. Bank may assign this Guaranty. This Guaranty benefits Bank, its successors and assigns. This Guaranty is in addition to any other guaranties Bank obtains.
     17. Guarantor represents and warrants that (i) it has taken all action necessary authorize execute, deliver and perform this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with any organizational documents or agreements to which it is party and (iii) this Guaranty is a valid and binding obligation, enforceable against Guarantor according to its terms.
     18. Guarantor will do all of the following:
a)	Maintain its existence as a limited liability company, remain in good standing in Delaware, and continue to qualify in each jurisdiction in which the failure to qualify could have a material adverse effect on its financial condition, operations or business. Maintain all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business. The foregoing notwithstanding, Guarantor may convert into a corporation in connection with an initial public offering of Guarantor’s securities, provided that (i) Guarantor gives Bank 30 days’ prior written notice of such conversion and (ii) no Event of Default will exist immediately following Guarantor’s conversion into a corporation.

b)	Comply with all statutes and regulations if non-compliance could adversely affect its financial condition, operations or business.

c)	Deliver to Bank (i) as soon as available, but not later than 60 days after the last day of each fiscal quarter (except the 4th quarter) a company prepared consolidated balance sheet and income statement covering Guarantor’s consolidated operations during the period certified by the chief executive officer, chief financial officer or general counsel of Guarantor (each a “Responsible Officer”) and in a form reasonably acceptable to Bank, and (ii) as soon as available, but no later than 120 days after the last day of Guarantor’s fiscal year, company prepared consolidated balance sheet and income statement covering Guarantor’s consolidated operations during such fiscal year certified by a Responsible Officer and in a form reasonably acceptable to Bank.

d)	Execute other instruments and take action Bank reasonably requests to effect the purposes of this Agreement.
     19. This Guaranty is governed by California law, without regard to conflicts of laws. GUARANTOR WAIVES ITS RIGHT TO A JURY TRIAL OF ANY ACTION ARISING OUT OF THIS GUARANTY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER CLAIMS. Guarantor submits to the exclusive jurisdiction of the state and federal courts in Santa Clara County, California.

Date:	June 15, 2004

THOMAS WEISEL PARTNERS GROUP LLC

By:	/s/ Robert West

Title:	Chief Financial Officer